EXHIBIT 99.1

Press Contacts:	Audrey Bold	Dan Borgasano
	Energy Recovery, Inc.	Schwartz Communications, Inc.
	+1 510.746.2529	+1 781.684.6660
	abold@energyrecovery.com	ERI@schwartz-pr.com

ENERGY RECOVERY, INC. SIGNS DEFINITIVE AGREEMENT
TO ACQUIRE PUMP ENGINEERING, L.L.C.

Combined Offering Expands ERI Product Portfolio and Desalination Addressable Market;
Accelerates Growth into New Markets

SAN LEANDRO, Calif.— December 2, 2009—Energy Recovery, Inc. (NASDAQ: ERII), a leader in the design and development of energy recovery devices for the desalination industry, today announced it has entered into a definitive agreement to acquire all of the equity interests of Pump Engineering, L.L.C. based in New Boston, Michigan. Under the terms of the agreement, ERI will pay the shareholders of Pump Engineering $20 million in cash plus one million shares of ERI Common Stock. The completion of the transaction, which is subject to satisfaction of customary conditions, is expected to take place in the fourth quarter of 2009.

Pump Engineering is a leading provider of centrifugal turbine energy-saving technology for seawater and brackish desalination applications, and has demonstrated support for emerging markets such as natural gas and high pressure fluid processing. Pump Engineering’s hydraulic turbochargers and pumps are custom-designed to reduce energy consumption and increase efficiency in specific process conditions. Much like ERI’s line of PX energy recovery devices, Pump Engineering’s products are simple to operate, durable and require a small footprint in a plant.

"ERI’s acquisition of Pump Engineering is aligned with our growth strategy of expanding our product offerings and addressing potential new markets. It allows ERI to offer our clients multiple complementary technologies that are unmatched in the industry,” said ERI President and CEO G.G. Pique. “This acquisition underscores ERI’s commitment to lead a global effort to prove that desalination is an affordable, environmentally sound and energy-efficient answer to the growing water crisis. Pump Engineering is the leading, high-quality energy recovery device solution in areas where the cost of power is low and the customer is more sensitive to the up-front capital cost. With dedicated sales and marketing, technical and support teams, the combined client base will benefit from a total solution package with enhanced customer service capabilities and a wider breadth of technical expertise in R&D.  We can now supply any desalination project in the world with the most appropriate energy recovery device.”

ERI believes that the acquisition of Pump Engineering will enhance the Company’s competitive position and broaden its addressable market by:

•
Providing the desalination industry with superior quality energy recovery technologies that deliver proven, best-in-class solutions for isobaric and centrifugal devices for both seawater and brackish reverse osmosis applications.

•	Expanding ERI’s product portfolio to offer a more complete suite of energy-saving solutions that cover a larger footprint in the brackish and seawater desalination markets.

•
Designing, manufacturing and selling packaged solutions that integrate high pressure pumps, circulation pumps and energy recovery devices to offer a complete solution for a power train in a desalination plant.

•	Increasing market share with an expanded suite of products in regions where the cost of power is low and up-front capital cost considerations take precedence over operating costs.

•	Combining the two industry-leading technologies and their comprehensive ongoing R&D efforts to develop next generation products.

•	Pursuing new applications outside of seawater and brackish desalination, such as natural gas and high pressure fluid processes where the centrifugal technology has unique advantages.

”The acquisition of Pump Engineering and its capability to manufacture high pressure and circulation pumps for desalination applications means ERI can now offer clients a single-source solution for the entire power train in a desalination plant,” said Borja Blanco, Senior Vice President of Sales at ERI. “This opens up tremendous market opportunities for us.  We are excited to expand our worldwide reach and market penetration by combining Pump Engineering’s global network of agents with our extremely capable direct sales team to take advantage of the broader suite of products and solutions that this acquisition provides.”

Pump Engineering’s turbine technology can be applied to new and substantially larger addressable markets outside of the water treatment markets such as natural gas and other high pressure fluid processes. Similar to the desalination process, these markets also have high-pressure streams where significant energy can be saved; however they are very sensitive to cross-contamination. The turbine design provides 100 percent isolation of the process streams making it a good fit for these future applications.

“We're delighted with ERI’s validation of Pump Engineering’s technology and overall market strategy,” stated Robert Oklejas, Founder and President of Pump Engineering. “For the past 23 years, our employees have been dedicated to designing a very high quality technology that offers a cost-conscious energy saving desalination solution. Our customers around the world will benefit from the superior array of energy recovery solutions that our combined efforts and products will bring to the market.”

Pump Engineering is currently organized as a limited liability company.  Its unaudited financial statements for its 2008 fiscal year ended December 31 show that the company generated $9.3 million in revenue and produced an operating margin of 10%.  Pump Engineering expects to generate approximately $8 to $9 million of revenue in 2009 and approximately $13 to $15 million in revenue in 2010, including the Magtaa project in Algeria recently awarded to Pump Engineering. The estimated revenues for 2010 do not include the potential for synergistic sales of high pressure and circulation pumps to ERI’s OEM customers or sales into new applications outside of desalination.

ERI will host a conference call for investors to discuss this acquisition on Thursday, December 3, 2009 before the market opens at 5:30 a.m. PT (8:30 a.m. ET).  The conference call will be in a "listen-only" mode for all participants other than the investment professionals who regularly follow the Company. The toll-free phone number for the call is 877-941-8610 or 480-629-9819 and the access code is 4189643. Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at 800-406-7325 or 303-590-3030, access code: 4189643, until Wednesday, December 17, 2009. Investors may also access the live call or the replay over the internet at www.streetevents.com and www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About Energy Recovery, Inc.
Energy Recovery, Inc. (NASDAQ:ERII) designs and develops energy recovery devices that help make desalination affordable by significantly reducing energy consumption. Energy Recovery’s PX Pressure Exchanger™ (PX™) device is a rotary positive displacement pump that recovers energy from the high pressure reject stream of seawater reverse osmosis systems at up to 98% efficiency. The company is headquartered in the San Francisco Bay Area with offices in key desalination centers worldwide, including Madrid, Shanghai, Florida and the United Arab Emirates. For more information about Energy Recovery, Inc. and the PX technology, please visit www.energyrecovery.com.

Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements about ERI’s potential acquisition of Pump Engineering, Inc. L.L.C., Pump Engineering’s future financial performance,  ERI’s plans to integrate Pump Engineering’s business to offer a broader array of products and solutions to the markets it serves and the acquisition’s potential for enhancing ERI’s competitive position and for opening up opportunities in new markets. Because such forward-looking statements involve risks and uncertainties, including the risks that the acquisition of Pump Engineering will not be consummated, as the transaction is subject to certain closing conditions, the Company's actual results may differ materially from the predictions in those forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, unsuccessful integration of the two companies operations, delays in, or cancellation of, the construction of desalination plants, the inability of ERI’s or Pump Engineering’s customers to obtain project financing, delays in governmental approvals, changes in end users’ budgets for desalination plants or the timing of their purchasing decisions, the world economic crisis and other risks detailed in the Company's filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings.